Ryan Specialty to Implement Leadership Succession Plan in October 2024

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Pat Ryan, Founder, Chairman and Chief Executive Officer, to become Executive Chairman

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Tim Turner, President of Ryan Specialty and Chairman and CEO of RT Specialty,

to become Chief Executive Officer

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Jeremiah Bickham, Chief Financial Officer, to become President of Ryan Specialty

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Janice Hamilton, Chief Accounting Officer, to become Chief Financial Officer

July 1, 2024 | CHICAGO, IL – Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced that its Board of Directors has unanimously approved a leadership succession plan to be implemented on October 1, 2024. Under the plan, Patrick G. Ryan, the Company’s Founder, Chairman, and Chief Executive Officer, will transition to the role of Executive Chairman, and Timothy W. Turner, President of Ryan Specialty and Chairman and CEO of Ryan Turner Specialty (“RT Specialty"), will become Chief Executive Officer. The succession plan also includes the appointment of Jeremiah R. Bickham, Chief Financial Officer, as President, and Janice M. Hamilton, Chief Accounting Officer, as Chief Financial Officer.

Each of these members of the Company’s leadership team has extensive experience in the insurance industry and at Ryan Specialty:

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Mr. Turner has more than 37 years of leadership, expertise, and service within the insurance industry. He joined Ryan Specialty in 2010, creating and developing RT Specialty into one of the top wholesale distributors of specialty insurance solutions in the country. He will also continue to serve on the Company’s Board of Directors.

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Mr. Bickham has extensive financial and operational expertise and has served in various roles at the Company since joining in 2011, including Treasurer and Head of Corporate Development.

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Ms. Hamilton has more than 20 years of experience in both the U.S. and international insurance markets and previously served as CFO for AmTrust International. She has been with Ryan Specialty for over six years, serving as both Chief Accounting Officer and formerly as Controller.

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Mr. Ryan is a preeminent and renowned leader in the insurance industry globally. After founding and establishing Aon Corporation as a worldwide insurance and human capital consulting leader, he formed Ryan Specialty in 2010 on the thesis that the specialty insurance market would become more significant as the world continued to increase in complexity and risk. Since then, Mr. Ryan has overseen nearly 15 years of outstanding performance, with Ryan Specialty now established as an industry leader in wholesale brokerage and underwriting management in the expanding specialty insurance space.

“Over the last several years, we have achieved remarkable financial and operational success and taken significant action to position Ryan Specialty for sustainable and profitable growth,” said Mr. Ryan. “With clear positive momentum underway and a deep roster of proven leaders, now is the right time to implement this carefully planned leadership succession. Tim joined me at Ryan Specialty at its founding in 2010 and has been an invaluable and integral partner in our success to date, marked by our ambitious M&A strategy, commitment to constant innovation, and ongoing investment in talent. The Board and I believe he is the right leader to guide Ryan Specialty in its next chapter and expect this will be a seamless transition.”

Mr. Ryan continued, “Tim, Jeremiah, and Janice are all exceptional leaders with significant industry expertise, and their appointments reflect the depth of talent we have deliberately built at Ryan Specialty. When I assume the role of Executive Chairman, I look forward to continuing as an active member of the Company’s executive team, working alongside the Board and our strong leadership to build on our track record of outstanding service to clients and trading partners and to generate additional value for shareholders.”

“We are delighted to have Tim serve as Ryan Specialty’s next CEO. He is an insurance industry veteran who has been integral to the formation and development of Ryan Specialty, building and growing our business into a market leader,” said D. Cameron Findlay, Lead Director of the Board. “Attracting and developing top talent has been central to Pat’s vision for the Company and our long-term success. Today’s announcement reflects the world-class team of executives we have assembled under Pat’s leadership, as well as the Board’s considered and comprehensive approach to succession planning. We have deep confidence in these leaders and our path forward.”

“I am honored to serve as Ryan Specialty’s next CEO and lead our talented team in delivering value for our clients, trading partners, and ultimately our shareholders,” said Mr. Turner. “Pat is a pioneer in the insurance industry, and it has been a privilege to work alongside him and learn from his leadership. Pat’s commitment to innovation, execution, and providing exceptional outcomes for clients and trading partners is second to none. Under his leadership, Ryan Specialty has grown into an extraordinary company with a dynamic and differentiated business model. I am excited to continue to partner with Pat, our leadership team, and all our employees as we continue to execute on the strategy we have built and drive continued growth for years to come.”

About Tim Turner

Tim Turner is President of Ryan Specialty, Chairman & CEO of RT Specialty, Ryan Specialty’s wholesale brokerage division, and a member of Ryan Specialty’s Board of Directors. He has had an extraordinary 37+ year career providing leadership, expertise, and service within the insurance industry. Mr. Turner joined Ryan Specialty in 2010 to create and develop RT Specialty. Under his strategic leadership, RT Specialty is now one of the top wholesale distributors of specialty insurance in the country and known for its exceptional talent, expertise, and outstanding client service.

Prior to joining Ryan Specialty in 2010, Mr. Turner was the President of CRC Insurance Services, Inc., one of the largest wholesale insurance brokers in the U.S. at the time. He joined the Crump Group in 1990 as a casualty broker and was named President of the Chicago office. Mr. Turner began his insurance career as a casualty broker with A.J. Renner & Associates in 1987. He holds a Bachelor of Science degree in criminal justice from Madonna University and is a member of the university’s board of trustees.

About Jeremiah Bickham

Jeremiah Bickham has served as Chief Financial Officer at Ryan Specialty since 2021. Prior to becoming CFO, he was Treasurer of Ryan Specialty for nearly six years and was also head of Corporate Development. Mr. Bickham joined the Company in 2011 and was instrumental in the creation of Ryan Specialty’s Treasury department. He has been involved in the firm’s merger and acquisition activity since 2011 and led that function from 2018 through 2021.

Prior to joining Ryan Specialty, Mr. Bickham worked at KPMG, LLP as a research analyst in their Department of Professional Practice in New York City and later worked for the audit practice in Dallas, Texas. Mr. Bickham holds an MBA from the Kellogg School of Management at Northwestern University. Additionally, he earned a Master of Professional Accounting and a Bachelor of Business Administration from the University of Texas at Austin. Mr. Bickham also is a Certified Public Accountant.

About Janice Hamilton

Janice Hamilton has served as Chief Accounting Officer for Ryan Specialty since 2021 and was the Company’s Controller from 2018 to 2022. Ms. Hamilton brings over 20 years of experience in both the U.S. and international insurance markets.

Prior to joining Ryan Specialty, Ms. Hamilton was based in London serving as the Chief Financial Officer for AmTrust International, the non-U.S. operations of AmTrust Financial Services Inc. She previously held positions as CFO of ANV and as Controller and then Finance Director for Jubilee Group Holdings, a previous subsidiary of Ryan Specialty. Ms. Hamilton began her career with EY in Chicago, providing audit services to insurance sector companies like Aon. Ms. Hamilton received her Bachelor of Science in Finance from Miami University in Ohio and her MS in Accounting at the University of Virginia. She is a licensed Certified Public Accountant in the State of Illinois.

About Ryan Specialty

Founded in 2010, Ryan Specialty is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to the expected results of the leadership succession plan, the Company’s prospects, plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. Words such as “expect,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, negative reaction of our investors, our clients, our brokers, our suppliers, or our employees to the leadership transition; market volatility of our common stock as a result of the leadership transition; the risk that the leadership transition may not provide the results that the Company expects, and other risks disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: +1 (312) 635-5976	Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: +1 (312) 784-6152